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                                                                    EXHIBIT 10.6

                    NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                       OF
                             RF MICRO DEVICES, INC.
                               (Option Agreement)


         THIS AGREEMENT (the "Agreement"), made the ____ day of ____________, ____, between RF MICRO DEVICES, INC., a North Carolina corporation (the "Corporation"), and ______________ (the "Director");

                                R E C I T A L S :

         In furtherance of the purposes of the Nonemployee Directors' Stock Option Plan of RF Micro Devices, Inc., as amended (the "Plan"), the Corporation and the Director hereby agree as follows:

         1. The rights and duties of the Corporation and the Director under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference and made a part of this Agreement.

         2. The Corporation hereby grants to the Director pursuant to the Plan, as a matter of separate inducement and agreement in connection with his services to the Corporation, the right and option (the "Option") to purchase all or any part of an aggregate of _____________ (____) shares of the Common Stock of the Corporation (the "shares"), at the purchase price of $_________ per share. The Option is designated as a nonqualified stock option and, as such, is not intended to qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. The Option will expire if not exercised in full on or before the _____ day of _____________________, _____.

         3. The Option shall become exercisable as provided in Section 8 of the Plan. To the extent that an Option which is exercisable is not exercised, such Option shall accumulate and be exercisable by the Director in whole or in part at any time prior to expiration of the Option. Upon the exercise of an Option in whole or in part, the Director shall pay the purchase price to the Corporation in accordance with the provisions of Section 8 of the Plan, and the Corporation shall as soon thereafter as practicable deliver to the Director a certificate or certificates for the shares purchased.

         4. Nothing contained in this Agreement or the Plan shall require the Corporation or a related corporation to continue the services of the Director as a director for any particular period of time, nor shall it require the Director to remain in service to the Corporation or a related corporation as a director for any particular period of time. Except as otherwise expressly provided in the Plan, all rights of the Director under the Plan with respect to the unexercised portion of his Option shall terminate immediately upon termination of the services of the Director with the Corporation as a director.

         5. This Option shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession. This Option shall be exercisable during the Director's lifetime only by the Director or by his guardian or legal representative.

         6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

         7. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Director on the day and year first above written.



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                                        RF MICRO DEVICES, INC.


                                        By:_____________________________________
                                           David A. Norbury
                                           President and Chief Executive Officer


Attest:


________________________________
________________________
Secretary

[Corporate Seal]


                                        DIRECTOR


                                        ________________________________________
                                        Printed Name:___________________________




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                    NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                       OF
                             RF MICRO DEVICES, INC.
                               (Option Agreement)

                                   SCHEDULE A




Date Option granted:       ___________________, ______.
Date Option expires:       ___________________, ______.
Number of shares subject to Option:  ________ shares.
Option price (per share): $________.



                  Date Installment                   Number of Shares
                  First Exercisable                   in Installment
                  -----------------                  ----------------